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FOR IMMEDIATE RELEASE/SEPTEMBER 22, 1999

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
Una S. Ryan, Ph.D.               Thomas R. Fuerst, Ph.D.                  FOR MEDIA:
President and CEO                Vice President, Corporate Development    Joan Kureczka/Jesse Fisher
AVANT Immunotherapeutics, Inc.   AVANT Immunotherapeutics, Inc.           J. Kureczka Associates
(781) 433-0771                   (781) 433-0771                           (415) 821-2413
                                 INFO@AVANTIMMUNE.COM                     JKURECZKA@AOL.COM



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               AVANT ANNOUNCES $10.5 MILLION IN PRIVATE PLACEMENT

NEEDHAM, MA (SEPTEMBER 22, 1999): AVANT Immunotherapeutics, Inc. (Nasdaq: AVAN) announced today the closing of a private placement of approximately 5.5 million shares of AVANT common stock at $1.92 per share for a total amount of $10.5 million. Nomura was the placing agent for the offering that included several leading European and U.S. institutional investors. Proceeds from the private placement will be used to support clinical development of AVANT's lead complement inhibitor, TP10, in infants undergoing cardiac surgery on cardiopulmonary bypass (CPB) and other company activities. After completion of the placement, AVANT will have 48,003,734 shares outstanding with approximately 40% of those shares owned by institutional investors.

"This financing provides the resources to drive the clinical development of TP10 in infants undergoing cardiac surgery for congenital heart defects," said Una S. Ryan, Ph.D., President and Chief Executive Officer of AVANT Immunotherapeutics. "We look forward to advancing TP10 through late-stage clinical development with the hope of providing a much needed therapy that may have the potential to improve the lives of these young patients."

During cardiac surgery on CPB, complement activation is triggered by both reperfusion injury, when blood flow is restored to ischemic tissue, and by exposure of blood to the heart-lung machine (CPB circuit). Complement activation can damage heart and lung function and can contribute significantly to postoperative complications that impair patient recovery resulting in prolonged hospital stays and increased medical expenses.

                                    - MORE -

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AVANT ANNOUNCES $10.5 MILLION IN PRIVATE PLACEMENT
September 22, 1999
Page 2


Complement is a family of proteins that circulate in the blood and provide a defense against foreign materials and organisms. Excessive complement activation, however, is involved in a wide range of diseases including ischemia-reperfusion injury (heart attack, stroke), cardiac surgery, transplantation, and chronic inflammatory diseases (arthritis, multiple sclerosis). TP10 is a soluble form of complement receptor 1 (CR1), a naturally occurring protein found on blood cells. When sCR1 binds to its targets, it works uniquely at several points in the complement system to minimize complement-mediated injury.


AVANT Immunotherapeutics, Inc. is engaged in the discovery, development and commercialization of products that harness the human immune response to prevent and treat disease. The Company's lead therapeutic program is focused on compounds that inhibit the inappropriate activity of the complement cascade, which is a vital part of the body's immune defense system. The Company is also engaged in the development of Therapore(TM), a novel system for the delivery of immunotherapeutics for chronic viral infections and certain cancers. The Company and its collaborators are developing vaccines using its proprietary adjuvants, Adjumer(R) and Micromer(TM). In a further collaboration, the Company is developing an oral human rotavirus vaccine, and is developing its own proprietary vaccine for the management of atherosclerosis.



Additional information on AVANT Immunotherapeutics, Inc. can be obtained through the Company's site on the world wide web: HTTP://WWW.AVANTIMMUNE.COM.

THIS IS NOT AN OFFER OF SECURITIES FOR SALE IN THE UNITED STATES. THE SECURITIES DESCRIBED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OF THE UNITED STATES, AS AMENDED AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES EXCEPT PURSUANT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 OF THE UNITED STATES, AS AMENDED OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. ANY PUBLIC OFFERING OF SECURITIES TO BE MADE IN THE UNITED STATES WILL BE MADE BY MEANS OF A PROSPECTUS THAT MAY BE OBTAINED FROM THE COMPANY AND THAT WILL CONTAIN DETAILED INFORMATION ABOUT THE COMPANY AND MANAGEMENT, AS WELL AS FINANCIAL STATEMENTS.


                                    - MORE -

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AVANT ANNOUNCES $10.5 MILLION IN PRIVATE PLACEMENT
September 22, 1999
Page 3


SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: THIS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS WHICH REFLECT AVANT'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND FINANCIAL PERFORMANCE. THE WORDS "BELIEVE," "EXPECT," "ANTICIPATE," AND SIMILAR EXPRESSIONS IDENTIFY FORWARD-LOOKING STATEMENTS. INVESTORS SHOULD NOT RELY ON FORWARD-LOOKING STATEMENTS BECAUSE THEY ARE SUBJECT TO A VARIETY OF RISKS, UNCERTAINTIES, AND OTHER FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY SUCH FORWARD-LOOKING STATEMENTS. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO: (1) THE ABILITY TO SUCCESSFULLY COMPLETE DEVELOPMENT AND COMMERCIALIZATION OF PRODUCTS, INCLUDING THE COST, SCOPE AND RESULTS OF PRECLINICAL AND CLINICAL TESTING; (2) THE ABILITY TO SUCCESSFULLY COMPLETE PRODUCT RESEARCH AND FURTHER DEVELOPMENT, INCLUDING ANIMAL, PRE-CLINICAL AND CLINICAL STUDIES; (3) CHANGES IN EXISTING AND POTENTIAL RELATIONSHIPS WITH CORPORATE COLLABORATORS; (4) THE TIME, COST AND UNCERTAINTY OF OBTAINING REGULATORY APPROVALS; (5) THE ABILITY TO OBTAIN SUBSTANTIAL ADDITIONAL FUNDING;
(6) THE ABILITY TO DEVELOP AND COMMERCIALIZE PRODUCTS BEFORE COMPETITORS; AND
(7) OTHER FACTORS DETAILED FROM TIME TO TIME IN FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

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